O2Diesel Enters Into $10 Million Common
Stock Purchase Agreement with Fusion Capital

NEWARK, DE, Feb. 20, 2007-- O2Diesel Corporation (AMEX: OTD) a pioneer in clean burning renewable ethanol diesel fuel blends today announced it has entered into a $10 million Common Stock Purchase Agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor. Subject to earlier termination at O2Diesel’s discretion, Fusion Capital’s purchases will occur after the Securities and Exchange Commission has declared effective the registration statement related to the transaction.

The proceeds received by the company under the agreement will be used to further its efforts in developing additional worldwide markets for the proprietary fuel O2Diesel™, and assist in the testing and launch of a new 28% renewable fuel which the company is currently testing with the military and a bus fleet in upstate Washington.

Alan Rae, O2Diesel’s CEO commented “We are pleased to secure this additional source of funding from Fusion Capital, which will form an integral part of our previously announced financing requirement. Following a due-diligence process, we considered Fusion Capital to be the best fit for our immediate working capital needs. We believe this agreement will help provide the company with the most appropriate source of low cost operating and growth capital, during the development, and closing, of our recently announced acquisition of ProEco Energy and their innovative ethanol project. We considered several financing alternatives and concluded this agreement with Fusion Capital provides O2Diesel with the flexibility to receive on the funds when we determine the share price is most advantageous for the company and its shareholders.”

Under the agreement, O2Diesel has the right to sell shares of its common stock to Fusion Capital from time to time in amounts between $100,000 and $1 million, depending on certain conditions, for an aggregate amount of up to $10 million. The purchase price of the shares will be based upon the market price of the Company’s shares at the time of each sale without any fixed discount. In addition, O2Diesel will control the timing and amount of any sales of shares to Fusion Capital. Fusion Capital will not have the right or the obligation to purchase any shares of the O2Diesel’s common stock on any business day that the price of the company’s common stock is below $0.50. A more detailed description of the agreement is set forth in the company’s current report on Form 8-K recently filed with the SEC, which should be reviewed carefully in conjunction with this press release.

About Fusion Capital
Fusion Capital Fund II, LLC is an institutional investor based in Chicago, Illinois with a fundamental investment approach. Fusion Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology companies. Its investments range from special situation financing to long-term strategic capital.

About O2Diesel

O2Diesel is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ -- the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com .

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are ‘forward-looking statements’ that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Contacts:

O2Diesel Corporation
Alan Rae
+1 (302) 266-6000

Investors Contact:
Alliance Advisors, LLC
Mark McPartland
+1 (910) 221-1827
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